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Belew Averitt LLP
Certified Public Accountants
  and Consultants
A member of Horwath International

2020 Plaza of the Americas North
Dallas, Texas 75201-2867

Tel: 214-969-7007 - Fax: 214-953-0722



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 of our report dated October 9, 1997, on our audit of the financial statements of Sovereign Credit Finance II, Inc. as of October 9, 1997. We also consent to the reference to our firm in the prospectus.

                                       /s/  Belew Averitt LLP
                                       ---------------------------------
                                       Belew Averitt LLP


Dallas, Texas
November 14, 1997